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                                                     Exhibit (4)-29
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839

                                  INSTRUMENT



                            _______________________


                         DATED AS OF JANUARY 31, 1996


                            _______________________

                                  EXECUTED BY


                         HARRIS TRUST AND SAVINGS BANK



            TRUSTEE UNDER MORTGAGE OF COMMONWEALTH EDISON COMPANY,

                      DATED JULY 1, 1923, AND INDENTURES

                             SUPPLEMENTAL THERETO



                                  APPOINTING
                                 D. G. DONOVAN
                             SUCCESSOR CO-TRUSTEE

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          THIS INSTRUMENT, dated as of the 31st day of January, 1996, witnesseth that HARRIS TRUST AND SAVINGS BANK (a state banking corporation organized and existing under the laws of the State of Illinois), successor to Bank of America Illinois (formerly Continental Bank, National Association) and Illinois
Merchants Trust Company, as Trustee under the Mortgage of COMMONWEALTH EDISON COMPANY (a corporation organized and existing under the laws of the State of Illinois) dated July 1, 1923, as amended and supplemented by Supplemental Indenture dated August 1, 1944 and by subsequent supplemental indentures (the "Mortgage"), does hereby (i) confirm the removal of ROBERT J. DONAHUE as Co-Trustee under the Mortgage and (ii) pursuant to Section 15.06 of the Mortgage, confirm the appointment of D. G. DONOVAN of Chicago, Illinois, as successor Co-Trustee under the Mortgage. Such removal and appointment shall be effective on the date hereof.

          IN WITNESS WHEREOF, said Harris Trust and Savings Bank, as Trustee as aforesaid, has caused this instrument to be executed in its name by one of its Assistant Vice Presidents, and its corporate seal to be hereunto affixed and attested by one of its Trust Officers, as of the 31st day of January, 1996.


                                    HARRIS TRUST AND SAVINGS BANK


                                    By:  /s/ Carolyn Potter
                                         Carolyn Potter
                                         Assistant Vice President

(CORPORATE SEAL)


ATTEST:  /s/ J. Bartolini


     J. Bartolini
     Assistant Secretary

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STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )


          I, T. MUZQUIZ, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Carolyn Potter, an Assistant Vice President of Harris Trust and Savings Bank, an Illinois state banking corporation, one of the parties described in and which executed the foregoing instrument, and J. Bartolini, an Assistant Secretary of said bank, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Assistant Vice President and Assistant Secretary, respectively, and who are both personally known to me to be an Assistant Vice President and an Assistant Secretary, respectively, of said bank, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Assistant Vice President and Assistant Secretary, respectively, of said bank, and as the free and voluntary act of said bank, for the uses and purposes therein set forth.

          Given under my hand and notarial seal this 31st day of January, A.D. 1996.


                                            T. MUZQUIZ
                                            Notary Public



(NOTARIAL SEAL)



My Commission expires July 12, 1997.

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